EXHIBIT 99.2

CIBER EUROPE LIMITED
REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Ciber Europe Limited (formerly ECsoft Group plc)

We have audited the accompanying consolidated balance sheets of Ciber Europe Limited (formerly ECsoft Group plc) as of 31 December 2001 and 2000, and the related consolidated profit and loss accounts and consolidated statements of total recognised gains and losses, and cash flows for each of the three years in the period ended 31 December 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ciber Europe Limited (formerly ECsoft Group plc) at 31 December 2001 and 2000, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended 31 December 2001 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 21 of Notes to the Financial Statements).

Ernst & Young LLP
London, England
8 April 2003

Ciber Europe Limited (formerly ECsoft Group plc)

consolidated Profit AND LOSS ACCOUNTS

For the years ended 31 December

	Notes	Unaudited 2002	2001	2000	1999
		£000	£000	£000	£000
TURNOVER
Continuing operations:
ongoing		35,357	55,493	64,905	61,954
acquisitions		3,754	1,334	8,299	5,350
Discontinued operations		745	2,500	—	—
	2	39,856	59,327	73,204	67,304
Operating costs
Continuing operations:
ongoing		(59,490)	(78,169)	(67,378)	(60,985)
acquisitions		(3,089)	(1,482)	(8,450)	(5,323)
Discontinued operations		(993)	(5,825)	—	—

OPERATING (LOSS) / PROFIT
Before goodwill amortisation and exceptional items		(5,108)	(678)	749	3,392
Goodwill amortisation		(1,088)	(2,010)	(2,130)	(1,458)
Exceptional items	3	(17,520)	(23,461)	(1,243)	(938)

OPERATING (LOSS) / PROFIT
After goodwill amortisation and exceptional items
Continuing operations:
ongoing		(24,133)	(22,676)	(2,473)	969
acquisitions		665	(148)	(151)	27
Discontinued operations		(248)	(3,325)	—	—
	3	(23,716)	(26,149)	(2,624)	996
(Loss)/profit on disposal of operations		(231)	5,851	—	—
Profit on the disposal of fixed asset investments		—	—	1,965	253
(LOSS) / PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION		(23,947)	(20,298)	(659)	1,249
Bank interest receivable		1,285	1,966	2,063	2,253
Interest payable and similar charges	5	(31)	(13)	(34)	(86)
		1,254	1,953	2,029	2,167

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		(22,693)	(18,345)	1,370	3,416
Tax on profit on ordinary activities	6	205	(1,061)	(1,997)	(1,392)
(LOSS)/PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION		(22,488)	(19,406)	(627)	2,024
Equity minority interests		—	(10)	68	(22)
(LOSS)/PROFIT FOR THE YEAR	16	(22,488)	(19,416)	(559)	2,002

A summary of the significant adjustments to (loss) / profit for the year  (net (loss) / income) that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

The Notes to the Financial Statements form part of these Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED STATEMENTS OF TOTAL RECOGNISED GAINS AND LOSSES

For the years ended 31 December

	Unaudited 2002	2001	2000	1999
	£000	£000	£000	£000
(Loss)/profit for the financial year attributable to members of the parent undertaking	(22,488)	(19,416)	(559)	2,002
Exchange difference on retranslation of net assets of subsidiary undertakings	47	25	(342)	(512)

TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE YEAR	(22,441)	(19,391)	(901)	1,490

The statement of comprehensive income required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

The Notes to the Financial Statements form part of these Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

CONSOLIDATED BALANCE SHEETS

at 31 December

	Notes	Unaudited 2002		2001		2000
		£000	£000	£000	£000	£000	£000
FIXED ASSETS
Intangible assets	7		7,185		15,751		36,760
Tangible assets	8		1,421		2,128		3,185
Investments	9		—		—		—
			8,606		17,879		39,945
CURRENT ASSETS
Debtors	10	8,425		10,811		19,031
Cash at bank and in hand		28,888		37,639		36,207
		37,313		48,450		55,238
CREDITORS: amounts falling due within one year	11		(10,862)		(10,749)		(16,886)
NET CURRENT ASSETS			26,451		37,701		38,352

TOTAL ASSETS LESS CURRENT LIABILITIES			35,057		55,580		78,297

CREDITORS: amounts falling due after more than one year	12	(55)		(60)		(99)

PROVISIONS FOR LIABILITIES AND CHARGES	14	(2,800)		(849)		(709)

			(2,855)		(909)		(808)
			32,202		54,671		77,489
Equity minority interests			—		—		10
NET ASSETS			32,202		54,671		77,499

CAPITAL AND RESERVES
Called up share capital	15		5,574		5,633		5,804
Share premium account	16		3,576		3,373		3,114
Capital redemption reserve			498		386		143
Special reserve	16		43,437		43,437		43,437
Other reserves	16		4,189		4,189		15,176
Profit and loss account	16		(25,072)		(2,347)		9,825

Shareholders’ funds:
Equity			32,202		54,671		77,499

A summary of the significant adjustments to shareholders’ funds that would be required if United States generally accepted accounting principles were applied instead of those generally accepted in the United Kingdom is set forth in Note 21 of the Notes to the Financial Statements.

The Notes to the Financial Statements form part of these Financial Statements.

Ciber Europe Limited (formerly ECsoft Group plc)

consolidated STATEMENTS OF CASH FLOWS

For the years ended 31 December

	Notes	Unaudited 2002	2001	2000	1999
		£000	£000	£000	£000
NET CASH (OUTFLOW) / INFLOW FROM OPERATING ACTIVITIES	17	(6,204)	1,446	(1,381)	4,505

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received		1,285	1,966	2,123	2,276
Interest paid		(31)	(10)	(34)	(79)
Interest element of finance lease rental payments		—	(3)	(1)	(7)
		1,254	1,953	2,088	2,190

TAXATION
Corporation tax paid		(1,590)	(1,936)	(916)	(1,967)
Overseas tax (refunded) / paid		257	(251)	(1,062)	(1,523)
		(1,333)	(2,187)	(1,978)	(3,490)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets		(923)	(1,138)	(1,588)	(2,022)
Receipts from sales of tangible fixed assets		123	180	342	178
Receipt from sale of trade investment		—	—	2,086	253
		(800)	(958)	840	(1,591)

ACQUISITIONS
Purchase of subsidiary undertakings		(1,961)	(1,373)	(5,558)	(1,865)
Net cash acquired with subsidiary undertakings	9	—	22	(82)	177
Sale of managed services business		—	6,773	—	—
		(1,961)	5,422	(5,640)	(1,688)

NET CASH (OUTFLOW) / INFLOW BEFORE USE OF MANAGEMENT OF LIQUID RESOURCES AND FINANCING		(9,044)	5,676	(6,071)	(74)

MANAGEMENT OF LIQUID RESOURCES
Decrease / (increase) in short term deposits	17(b)	7,378	(1,351)	4,299	565

FINANCING
Issue of ordinary share capital		16	120	358	587

Share buyback		(284)	(3,768)	(1,656)	—
Repayment of long-term loans		—	—	—	(690)
Repayments of capital element of finance leases and hire purchase contracts	17(b)	(29)	(83)	(262)	(142)
		(297)	(3,731)	(1,560)	(245)
(DECREASE) / INCREASE IN CASH	17(b)	(1,963)	594	(3,332)	246

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

For the years ended 31 December

	Notes	Unaudited 2002	2001	2000	1999
		£000	£000	£000	£000
(DECREASE) / INCREASE IN CASH		(1,963)	594	(3,332)	246
Repayments of capital element of finance leases and hire purchase contracts		29	83	262	142
Repayment of short term loans		—	—	—	690
Cash (outflow)/inflow from short term deposits		(7,378)	1,351	(4,299)	(565)
Change in net funds resulting from cash flows	17(b)	(9,312)	2,028	(7,369)	513
Loans and finance leases acquired with subsidiaries		—		—	(84)
Exchange differences		577	(169)	(573)	(517)
MOVEMENT IN NET FUNDS		(8,735)	1,859	(7,942)	(88)
NET FUNDS AT 1 JANUARY	17(b)	37,520	35,661	43,603	43,691
NET FUNDS AT 31 DECEMBER	17(b)	28,785	37,520	35,661	43,603

The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set forth in Note 19 of the Notes to the Financial Statements.

The Notes to the Financial Statements form part of these Financial Statements.

NOTES TO THE FINANCIAL STATEMENTS

1.             ACCOUNTING POLICIES

Basis of preparation

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.  The financial statements have been prepared on a basis consistent with prior years.

The financial information for the year ended 31 December 2002 is unaudited and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management of Ciber Europe Limited, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Basis of consolidation

The financial statements consolidate the accounts of Ciber Europe Limited (formerly ECsoft Group plc), and all its subsidiary undertakings drawn up to 31 December each year.

All acquisitions have been included in the financial statements using the acquisition method of accounting.  Accordingly, the profit and loss accounts and statements of cashflows include the results and cash flows of the acquisitions from their respective acquisition dates.  The purchase consideration amounts have been allocated to assets and liabilities on the basis of fair value at the date of acquisition.

Goodwill

Goodwill is the difference between the amount paid on acquisition of a business and the aggregate fair value of its separable net assets.  It is amortised using the straight line method over its estimated useful life, of up to 20 years. It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

Depreciation

Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost or valuation, less estimated residual value based on prices prevailing at the date of acquisition or revaluation, of each asset evenly over its expected useful life as follows:

Freehold buildings	-	50 years
Equipment and machinery	-	3 to 10 years
Leased equipment and machinery	-	over the lease term

The carrying values of tangible fixed assets and fixed asset investment are reviewed for impairment if events or changes in circumstances indicate the carrying value may not be recoverable.

Long term contracts

Profit on long-term contracts is taken as the work is carried out if the final outcome can be assessed with reasonable certainty. The profit included is calculated to reflect the proportion of the work carried out at the year end, by recording turnover and related costs as contract activity progresses.

NOTES TO THE FINANCIAL STATEMENTS

Turnover is calculated as that proportion of total contract value which costs incurred to date bear, to total expected costs for that contract. Revenues derived from variations on contracts are recognised only when they have been accepted by the customer. Full provision is made for losses on all contracts in the year in which they are first foreseen.

Deferred taxation

With the introduction of FRS 19 the Group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Deferred taxation assets are recognised only where their recovery by a reduction of future taxable profits is more likely than not.

Foreign currencies

The results of overseas subsidiary undertakings are translated at the average rate for the period and the balance sheet at the rate of exchange ruling at the balance sheet date.  The exchange difference arising on the retranslation of opening net assets is taken directly to reserves.  All other translation differences are taken to the profit and loss account.

Leasing and hire purchase commitments

Assets held under finance leases, which are those where substantially all the risks and rewards of ownership of the asset have passed to the Group are capitalised in the balance sheet and are depreciated over their useful lives.  The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pensions

Contributions in respect of defined contribution pension schemes are charged in the profit and loss account in the year in which they are payable to the scheme.

The Group also operates a defined benefit pension scheme in Norway, which requires contributions to be made to separately administered funds.  Contributions to the funds are charged to the profit and loss account so as to spread the cost of pensions over the employees’ working lives within the Group.  The regular cost is attributed to individual years using the projected unit method.  Variations in pension cost, which are identified as a result of actuarial valuations, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs.  Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

The Group has adopted the transitional arrangements as specified by FRS17 for financial years ending on or after 22 June 2001.  This does not include any recognition in the balance sheet of the surplus on the defined benefit scheme, but does involve additional disclosures in note 18.  As permitted under the provisions of FRS17 no amounts are given for the prior period.

NOTES TO THE FINANCIAL STATEMENTS

2.             TURNOVER AND SEGMENTAL ANALYSIS

Turnover, which is stated net of value added tax, represents amounts invoiced to third parties, except in respect of long-term contracts where turnover represents the sales value of work done in the period including estimates in respect of amounts not invoiced.  Turnover in respect of long-term contracts is calculated as that proportion of total contract value which costs incurred to date bear to total expected costs for that contract.  The Group operates in a single business segment of computer consultancy and associated services. The Group operates in three principal geographic areas, the United Kingdom, Scandinavia and the rest of Europe.

Turnover, Group profit on ordinary activities before tax, and net assets are analysed as follows:

Geographical area

	2001	2000	1999
	£000	£000	£000
Turnover by origin:
United Kingdom	16,870	27,375	26,193
Scandinavia	31,639	30,794	36,056
Rest of Europe	10,818	15,035	5,055
	59,327	73,204	67,304

	2001	2000	1999
	£000	£000	£000
(Loss)/profit before tax:
United Kingdom	705	4,621	2,456
Scandinavia	(2,014)	(2,360)	968
Rest of Europe	(17,036)	(891)	(8)
	(18,345)	1,370	3,416

	2001	2000	1999
	£000	£000	£000
Net Assets:
United Kingdom	36,175	42,626	68,343
Scandinavia	13,306	16,296	7,646
Rest of Europe	5,190	18,577	793
	54,671	77,499	76,782

Turnover by origin in the United Kingdom includes £nil (2000: £1,561,000; 1999:  £1,745,000) sales to third parties situated in North America.

(Loss)/profit before tax is stated after inter-group cross-territory management charges.

NOTES TO THE FINANCIAL STATEMENTS

3.             OPERATING (LOSS) / PROFIT

This is stated after charging:

	Continuing		Discontinued	Total
	Ongoing	Acquisitions		2001	2000	1999
	£000	£000	£000	£000	£000	£000
Operating costs:
Staff	34,395	1,175	1,572	37,142	43,765	41,444
Depreciation and amortisation of goodwill	3,223	71	36	3,330	3,843	2,963
Other operating charges	40,551	236	4,217	45,004	28,220	21,901

Total operating costs	78,169	1,482	5,825	85,476	75,828	66,308

				2001	2000	1999
				£000	£000	£000

Auditors’ remuneration	– audit services - UK			89	176	133
– audit services -overseas				82	88	50
				171	264	183

- non-audit services - UK				57	125	154
- non-audit services - overseas				66	41	12

				123	166	166

Depreciation of owned assets				1,274	1,589	1,245
Depreciation of assets held under finance leases and hire purchase contracts				46	124	260
				1,320	1,713	1,505

Amortisation of goodwill				2,010	2,130	1,458

Operating lease rentals	– land and buildings			1,204	634	894
– plant and machinery				280	719	1,051
				1,484	1,353	1,945

Exceptional items	– Restructuring program			3,224	1,042	624
– Norwegian options tax				124	—	314
– Acquisition fees				—	201	—
– Share option buyback				193	—	—
– Goodwill impairment				19,283	—	—
– Exceptional bad debts				637	—	—
Exceptional items	– Restructuring program			23,461	1,243	938

NOTES TO THE FINANCIAL STATEMENTS

3.             OPERATING (LOSS) / PROFIT

All operating exceptional items relate to ongoing continuing activities while the non-operating exceptional item in 2001, detailed below, relates to discontinued activity.

The Company has recognised a profit, below operating profit, of £5,851,000 on the sale of its managed services business. The sale price was made up of a payment of £8,000,000 in cash. The Company disposed of £640,000 of net assets and incurred costs related to the disposal of £1,509,000. A restructuring program was undertaken in 2000, requiring the search for and recruitment of certain senior group and territory executives at a cost of £306,000. Additionally redundancy costs of £736,000 (1999: £624,000) were incurred in the UK, Norway, Denmark, Germany and the Netherlands, as the Group sought to focus on its core business activities.

During 2000 the group incurred costs totalling £201,000 in connection with abortive acquisition discussions. These costs consist mainly of legal and accounting fees in respect of the proposed transaction.

NOTES TO THE FINANCIAL STATEMENTS

4.             STAFF COSTS

	2001	2000	1999
	£000	£000	£000

Wages and salaries	31,194	36,934	35,394
Social security costs	4,130	4,728	4,439
Other pension costs (note 18)	1,818	2,103	1,611
	37,142	43,765	41,444

The average monthly number of employees during the year was made up as follows:

	2001 No.	2000 No.	1999 No.

Office and management	160	186	166
Technical staff	638	860	734
	798	1,046	900

Directors’ remuneration

The remuneration of the directors is as follows:

	Basic salary and fees	Benefits excluding pensions	Total 2001	Total 2000	Total 1999
	£	£	£	£	£
Executive directors:

Jerry Ellis	150,231	13,200	163,431	—	—
Peter Harris	146,517	13,200	159,717	153,200	111,600

Non-executive directors:
Keith Todd	27,500	—	27,500	—	—
Arild Orgland	25,000	—	25,000	6,708	6,402
Ken Briddon	25,000	—	25,000	6,250	—
Jeffrey Harris	—	—	—	—	—
Terje Laugerud	150,000	4,275	154,275	182,788	169,811
James McNaught-Davis	25,000	—	25,000	—	—
Geoff Tubb	—	—	—	61,000	93,375
	549,248	30,675	579,923	409,946	381,188

NOTES TO THE FINANCIAL STATEMENTS

4.             STAFF COSTS

Terje Laugerud resigned as Chief Executive, effective 31 December 2000 and was subsequently appointed as a non-executive director from that date. Consequently his 2001 remuneration relates to the termination of his contract as an executive director. Terje Laugerud is a member of a defined benefit pension plan in Norway, in connection with his previous employment as an executive director.  There were no contributions paid to the plan on his behalf during 2001 (2000: £3,389)

Geoff Tubb was a director until his resignation on 25 October 2000. During 2000 he received £15,000 for his duties as a non-executive director and £46,000 for services from a consulting agreement (1999: £15,000 and £78,375 respectively).

Ken Briddon was appointed on 25 October 2000.

Keith Todd and Jerry Ellis were appointed on 7 February 2001 and as a result earned no fees in respect of 2000.

5.             INTEREST PAYABLE AND SIMILAR CHARGES

	2001	2000	1999
	£000	£000	£000

Bank loans and overdrafts	1	21	15
Other interest	9	12	64
Finance charges payable under finance leases and hire purchase contracts	3	1	7
	13	34	86

6.             TAX ON PROFIT ON ORDINARY ACTIVITIES

The taxation charge is made up as follows:

	2001	2000	1999
	£000	£000	£000

Corporation tax	1,527	1,663	625
Overseas taxation	(540)	427	655
	987	2,090	1,280
Corporation tax (over) / under provided in previous years	74	(93)	119
Deferred tax	—	—	(7)
	1,061	1,997	1,392

Factors affecting the tax charge for the period

	2001	2000	1999
	£000	£000	£000

(Loss)/profit on ordinary activities before tax	(18,345)	1,370	3,416
Taxation at 30%	(5,504)	411	1,025
Effect of:
Goodwill amortisation and impairment	6,388	639	437
Adjustments in respect of prior years	74	(43)	119
Other	103	1,040	(182)
Total current tax charge	1,061	1,997	1,399

Other in 2000 principally relates to overseas tax losses arising in the year not relievable against current tax.

NOTES TO THE FINANCIAL STATEMENTS

7.             INTANGIBLE FIXED ASSETS

Goodwill
£000
Cost:
At 1 January 2000	35,528
Acquisitions	9,187
At 31 December 2000	44,715
Acquisitions	563
Adjustments to amounts previously recorded	(279)
At 31 December 2001	44,999

Amortisation:

At 1 January 2000	5,825
Provided during the year	2,130
At 31 December 2000	7,955
Provided during the year	2,010
Impairment provision	19,283
At 31 December 2001	29,248
Net book value at 31 December 2001	15,751
Net book value at 31 December 2000	36,760
Net book value at 1 January 2000	29,703

Goodwill arising on consolidation is being amortised over the directors’ estimate of its useful economic life not exceeding 20 years. A provision for impairment to that goodwill value has been recognised at 31 December 2001. This follows a review of the goodwill values held on consolidation in respect of all acquisitions to date. This review was conducted in light of the decline in market conditions, trading results of the acquired subsidiaries, an assessment of future trading prospects, and a discounted cash flow analysis using a 15% discount rate. The principal impairment has occurred in the Netherlands and Germany in respect of acquisitions made in those territories.

NOTES TO THE FINANCIAL STATEMENTS

8.             TANGIBLE FIXED ASSETS

	Freehold land and buildings	Machinery and equipment	Total
	£000	£000	£000
Cost:
At 1 January 2000	239	7,849	8,088
Exchange adjustment	—	(1)	(1)
Additions	—	1,588	1,588
Acquisition of subsidiary undertakings	—	192	192
Disposals	—	(690)	(690)
At 31 December 2000	239	8,938	9,177
Exchange adjustment	—	154	154
Additions	8	1,137	1,145
Disposals	(18)	(3,774)	(3,792)
At 31 December 2001	229	6,455	6,684

Depreciation:
At 1 January 2000	73	4,539	4,612
Exchange adjustment	1	3	4
Provided during the year	36	1,677	1,713
Disposals	—	(337)	(337)
At 31 December 2000	110	5,882	5,992
Exchange adjustment	—	189	189
Provided during the year	45	1,275	1,320
Disposals	(18)	(2,927)	(2,945)
At 31 December 2001	137	4,419	4,556

Net book value
At 31 December 2001	92	2,036	2,128
At 31 December 2000	129	3,056	3,185
At 31 December 1999	166	3,310	3,476

NOTES TO THE FINANCIAL STATEMENTS

8.             TANGIBLE FIXED ASSETS

Included in the amounts for plant and machinery above are the following amounts relating to leased assets and assets acquired under hire purchase contracts:

	2001	2000
	£000	£000

Cost	166	961
Depreciation	(46)	(657)
Net book value	120	304

9.             INVESTMENTS

	2001	2000
		£000
Trade investments
Cost:
At 1 January 2000		122
Disposals		(122)
At 31 December 2000	—	—
At 31 December 2001	—	—

Acquisitions in 2001

On 1 January 2001 the Group acquired 100% of the issued share capital of Bitcraft AB, a company incorporated in Sweden, employing 11 staff, engaged in the information systems and service management business. The purchase price was made up of a payment of an initial cash payment of approximately £75,000 and a supplementary payment, based on performance, of £26,000 in cash. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of Bitcraft AB have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of Bitcraft AB at 31 December 2000. The resulting goodwill of £55,000 is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 January 2001 have been included in the Group’s results.

NOTES TO THE FINANCIAL STATEMENTS

9.             INVESTMENTS

Analysis of the acquisition of Bitcraft AB:

Book and fair values
£000
Net assets at the date of acquisition:
Tangible fixed assets	7
Debtors and other receivables	85
Prepayments	1
Cash	22
Creditors	(58)
Net assets	57
Goodwill arising on consolidation	55
112

Discharged by:
Cash	75
Contingent consideration	26
Costs associated with the acquisition	11
112

On 1 July 2001 the Company acquired certain client contracts, the 63 employees and business assets of Framfab S17 AB, a company incorporated in Sweden, engaged in the information systems and service management business. The purchase price was made up of a cash payment of £98,000. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as the values assigned in the financial statements of Framfab S17 AB at 30 June 2001. The resulting goodwill of £508,000 is being amortised on a straight line basis over its estimated useful life of 20 years. The results from 1 July 2001 have been included in the Group’s results.

Analysis of the acquisition of Framfab S17 AB:

Book and fair values
£000
Net assets at the date of acquisition:
Debtors and other receivables	98
Creditors	(479)
Net liabilities	(381)
Goodwill arising on consolidation	508
127

Discharged by:
Cash	98
Costs associated with the acquisition	29
127

NOTES TO THE FINANCIAL STATEMENTS

9.             INVESTMENTS

Acquisitions in 2000

On 11 February 2000 the Group acquired the final 9% of the issued share capital of ECsoft Radiocom AB. The payment of £545,000 was settled by the issue of shares in the company.

A new company, ECfactory AB, was formed in Sweden on 11 February 2000.

On 17 January 2000 the Group acquired 100% of the issued share capital of DVMB A.G., a company incorporated in Germany, engaged in the information systems and service management business. The purchase price was made up of an initial payment of £1,520,000 settled by the issue of shares in the company with a subsequent supplementary payment to be made in cash, based upon the performance of DVMB A.G. in 2000 and 2001. This payment has been estimated at £520,000, based on the expected on-target performance of DVMB A.G. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of DVMB A.G. have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as  the values assigned in the financial statements of DVMB A.G. at 1 January 2000. The resulting goodwill of £2,867,000 is being amortised on a straight-line basis over its estimated useful life of 20 years. DVMB A.G. made a loss of £1,163,000 in 1999 which included the write off of £840,000 in respect of previously capitalised research and development costs.  The results from 1 January 2000 have been included in the Group’s results.

Analysis of the acquisition of DVMB A.G.:

Book and fair values
£000
Tangible fixed assets	127
Debtors and other receivables	587
Prepayments	16
Cash	(594)
Creditors	(800)
Net liabilities	(664)
Goodwill arising on consolidation	2,867
2,203
Discharged by:
Fair value of shares issued (note 15)	1,520
Contingent consideration	520
Costs associated with the acquisition	163
2,203

NOTES TO THE FINANCIAL STATEMENTS

9.             INVESTMENTS

On 14 February 2000 the Company acquired 100% of the issued share capital of Quality Pro B.V., a company incorporated in the Netherlands. Quality Pro B.V. is engaged in the information technology business. The purchase price was made up of an initial payment of  £3,542,000 and a final payment of £3,269,000 based on Quality Pro’s results for 2000.  Both payments were settled in a mix of cash and the issue of ordinary shares in the Company. The acquisition has been accounted for using the acquisition method; accordingly the assets and liabilities of  Quality Pro B.V. have been recorded at their estimated fair values at the date of acquisition. The fair values were determined as  the values assigned in the financial statements of Quality Pro B.V. at 1 January 2000. The resulting goodwill of £5,955,000 is being amortised on a straight-line basis over its estimated useful life of 20 years. Quality Pro B.V. made a profit after tax of £322,000 in the twelve months to 31 December 1999 and a profit after tax of £63,000 in 2000 prior to acquisition.

Analysis of the acquisition of Quality Pro B.V.:

Book and fair values
£000
Net assets at the date of acquisition:

Tangible fixed assets	71
Debtors and other receivables	1,448
Cash	512
Creditors	(1,141)
Net assets	890

Goodwill arising on acquisition	5,955
6,845
Discharged by:
Fair value of shares issued (note 15)	849
Cash	4,852
Deferred consideration	1,109
Costs associated with the acquisition	35
6,845

NOTES TO THE FINANCIAL STATEMENTS

10.          DEBTORS

	2001	2000
	£000	£000
Trade debtors	8,656	15,809
Other debtors	515	1,018
Corporation tax	398	—
Prepayments and accrued income	1,242	2,204
	10,811	19,031

Included within prepayments and accrued income is £348,000 (2000: £239,000) in respect of pension contribution payments made in advance of their recognition in the profit and loss account.

Amounts falling due after more than one year included above are:

	2001	2000
	£000	£000

Other debtors	348	239

NOTES TO THE FINANCIAL STATEMENTS

11.          CREDITORS: amounts falling due within one year

	2001	2000
	£000	£000

Bank overdraft	—	344
Obligations under finance leases and hire purchase contracts	59	107
Trade creditors	1,539	2,595
Corporation tax	—	728
Other taxes and social security costs	2,659	3,585
Other creditors	6,492	9,527
	10,749	16,886

12.          CREDITORS: amounts falling due after more than one year

	2001	2000
	£000	£000

Obligations under finance leases and hire purchase contracts	60	99
	60	99

NOTES TO THE FINANCIAL STATEMENTS

13.                               OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS

Amounts due under finance leases and hire purchase contracts:

	2001	2000
	£000	£000
Amounts payable:
Within one year	72	121
In two to five years	68	109
	140	230
Less: finance charges allocated to future periods	(21)	(24)
	119	206

Annual commitments under non-cancellable operating leases are as follows:

	Land and buildings		Other
	2001	2000	2001	2000
	£000	£000	£000	£000
Operating leases which expire:
Within one year	443	976	291	171
In two to five years	2,083	283	480	201
In over five years	—	—	11	—
	2,526	1,259	782	372

NOTES TO THE FINANCIAL STATEMENTS

14.                               PROVISIONS FOR LIABILITIES AND CHARGES

	Contingent Purchase consideration	Legal claims	Surplus Property	Total
	£000	£000	£000	£000

At 1 January 2000	220	189	—	409
Arising during the year	520	—	—	520
Utilised	(220)	—	—	(220)

At 31 December 2000	520	189	—	709
Arising during the year	—	—	660	660
Utilised	—	—	—	—
Released	(520)	—	—	(520)
At 31 December 2001	—	189	660	849

Contingent purchase consideration at 1 January 2001 related to the purchase of DVMB AG. The amount payable has been finalised at £nil resulting in the release of this provision. The surplus property provision relates to UK properties which are excess to requirements and are considered to be onerous.

Deferred taxation

Deferred taxation provided in the financial statements and the amounts not provided are as follows:

	Provided		Not provided
	2001	2000	2001	2000
	£000	£000	£000	£000

Capital allowances in advance of depreciation	—	—	(267)	(165)
Other timing differences	—	—	(487)	(3,010)
	—	—	(754)	(3,175)

No provision has been made for deferred taxation in respect of earnings which are retained overseas because the availability of double tax relief will ensure that no tax will be payable on any earnings remitted to the United Kingdom.

No deferred tax asset has been recognised in respect of the above as future recoverability is uncertain.

NOTES TO THE FINANCIAL STATEMENTS

15.                               SHARE CAPITAL

	Authorised			Authorised
	2001	2000	1999	2001	2000	1999
	thousands	thousands	thousands	£000	£000	£000

Ordinary shares of 50p each	20,000	15,000	15,000	10,500	7,500	7,500

	Allotted, called up and fully paid
	2001	2000	1999	2001	2000	1999
	thousands	thousands	thousands	£000	£000	£000

Ordinary shares of 50p each	11,267	11,608	11,494	5,633	5,804	5,747

At 31 December 2002, authorised share capital was 30,000,000 ordinary shares of 50p each (value £15,000,000). 11,147,000 shares (value £5,574,000) had been allotted, called up and fully paid at that date. (2002 data are unaudited).

On 28 February 2001, 34987 shares were issued at £6.04 each in connection with the final consideration for the purchase of Quality Pro BV.   During 2001, the Company bought back 486,269 shares at an average price of £7.75 and 110,456 options were exercised at an average price of £1.09.

On 17 January 2000, 129,432 ordinary shares were issued at £11.75 each in connection with the purchase of DVMB A.G. On 14 February 2000, 36,116 ordinary shares were issued at £14.47 as part of the initial payment for the purchase of Quality Pro B.V. and subsequently a further 46,133 ordinary shares were issued, at a price of £7.08, on 3 August 2000.  On 11 February 2000 the Company issued 32,823 ordinary shares, at £16.625 in connection with the remaining 9% of ECsoft Radiocom AB. During 2000 the company bought back 206,334 shares at an average price of £8.00. During 2000, 75,598 options were exercised at an average price of £4.72.

The Group has two share option schemes for directors and employees.

At 1 January 1999 a total of 1,163,353 options were outstanding.  During the year a total of 445,631 options were granted, 86,456 options were exercised and 239,773 options lapsed.

At 1 January 2000 a total of 1,282,755 options were outstanding.  During the year a total of 616,288 options were granted, 33,931 options were exercised and 311,161 options lapsed or were rescinded.

NOTES TO THE FINANCIAL STATEMENTS

15.                               SHARE CAPITAL

Details of option movements in the scheme in 2001 are as follows:

Exercise price £	At 1 January 2001	Granted during the year	Exercised during the year	Lapsed during the year	Rescinded during the year	At 31 December 2001

1995 Scheme:

(a) 1.00	105,500	—	105,500	—	—	—
(b) 2.50	15,600	—	3,100	—	—	12,500
	121,100	—	108,600	—	—	12,500

1996 Scheme:

(c) 1.98	88	—	—	88	—	—
(d) 3.40	2,470	—	1,456	352	—	662
(e) 6.03	99,343	—	400	2000	—	96,943
(f) 6.09	75,000	—	—	—	—	75,000
(g) 5.04	5,000	—	—	—	—	5,000
(h) 7.97	135,000	—	—	30,000	—	105,000
(i) 8.94	156,720	—	—	16,464	—	140,256
(j) 10.75	10,000	—	—	—	—	10,000
(k) 15.47	90,000	—	—	—	—	90,000
(l) 16.73	20,525	—	—	7,370	—	13,155
(m) 18.56	—	—	—		—	—
(n) 20.80	195,526	—	—	12,675	174,118	8,733
(o) 7.07	25,000	—	—	—	—	25,000
(p) 11.17	286,512	—	—	75,133	—	211,379
(q) 10.38	120,000	—	—	—	—	120,000
(r) 9.00	30,000	—	—	—	—	30,000
(s) 7.10	100,000	—	—	—	—	100,000
(t) 7.02	40,000	—	—	—	—	40,000
(u) 6.18	—	195,321	—	2,000	—	193,321
(v) 5.20	—	40,000	—	—	—	40,000
(w) 5.25	—	40,000	—	—	—	40,000
	1,391,184	275,321	1,856	146,082	174,118	1,344,449

Exercisable between

(a)          1 January 1996 & 31 December 2001

(b)         1 May 1997 & 12 May 2003

(c)          18 May 1997  & 18 May 2001

(d)         22 November 1999 & 22 November 2003

(e)          13 December 1997 & 12 December 2006

(f)            13 December 1997 & 17 February 2004

(g)         13 December 1997 & 16 March 2004

(h)         4 August 1998 & 3 August 2004

(i)             23 December 1998 & 22 December 2007

(j)             6 January 1999 & 5 January 2008

(k)          1 January 1999 & 16 August 2005

(l)             17 June 1999 & 16 June 2005

(m)       17 August 1999 & 16 August 2005

(n)         15 March 2000 & 4 February 2006

(o)         26 October 2000 & 25 October 2006

(p)         7 January 2001 & 6 January 2007

(q)         6 April 2001 & 5 April 2007

(r)            5 June 2001 & 4 June 2007

(s)          25 July 2001 & 24 July 2007

(t)            7 Feb 2001 & 25 October 2008

(u)         19 January 2002 and 18 January 2008

(v)         30 April 2002 and 29 April 2008

(w)       19 December 2002 and 18 December 2008

NOTES TO THE FINANCIAL STATEMENTS

16.                               MOVEMENT IN RESERVES AND RECONCILIATION OF SHAREHOLDERS’ FUNDS

	Share capital	Share premium	Capital redemption reserve	Special reserve	Other reserves	Profit and loss account	Total
	£000	£000	£000	£000	£000	£000	£000

At 1 January 1999	5,401	42,894	40	—	4,442	10,892	63,669
Retranslation of net assets of subsidiaries	—	—	—	—	—	(512)	(512)
Share issues	346	543	—	—	10,734	—	11,623
Profit for the year	—	—	—	—	—	2,002	2,002
At 1 January 2000	5,747	43,437	40	—	15,176	12,382	76,782
Retranslation of net assets of subsidiaries	—	—	—	—	—	(342)	(342)
Share issues	160	3,114	—	—	—	—	3,274
Transfer to special reserve	—	(43,437)	—	43,437	—	—	—

Share buyback	(103)	—	103	—	—	(1,656)	(1,656)
Loss for the year	—	—	—	—	—	(559)	(559)
At 31 December 2000	5,804	3,114	143	43,437	15,176	9,825	77,499
Share issues	72	259	—	—	—	—	331

Retranslation of net assets of subsidiaries	—	—	—	—	—	25	25
Transfer to reserves	—	—	—	—	(10,987)	10,987	—
Share buyback	(243)	—	243	—	—	(3,768)	(3,768)
Loss for the year	—	—	—	—	—	(19,416)	(19,416)
At 31 December 2001	5,633	3,373	386	43,437	4,189	(2,347)	54,671
Shares issued	53	203	—	—	—	—	256
Retranslation of net assets of subsidiaries	—	—	—	—	—	47	47
Share buyback	(112)	—	112	—	—	(284)	(284)
Loss for the year	—	—	—	—	—	(22,488)	(22,488)
At 31 December 2002	5,574	3,576	498	43,437	4,189	(25,072)	32,202

Movements in 2002 are unaudited.

A transfer of £10,987,000 between Other reserves and the distributable Profit and Loss Account has been recognised, following the impairment of goodwill during 2001 relating directly to the acquired businesses which gave rise to the Other Reserves.

On 20 April 2000, £43,437,000 was transferred to a Special Reserve in connection with the share buyback.  This amount was equal to the reduction in the Share Premium account sanctioned by the Court on 19 April 2000.

NOTES TO THE FINANCIAL STATEMENTS

17.                               NOTES TO THE STATEMENT OF CASH FLOWS

(a)                                  Reconciliation of operating (loss) / profit to net cash inflow / (outflow) from operating activities

	2001	2000	1999
	£000	£000	£000

Operating (loss) / profit	(26,149)	(2,624)	996
Depreciation	1,320	1,713	1,505
Amortisation of goodwill	2,010	2,130	1,458
Impairment of goodwill	19,283	—	—
Loss / (profit) on disposal of fixed assets	27	10	(19)
Decrease / (increase) in debtors	8,802	(2,386)	499
(Decrease) / increase in creditors	(3,847)	(224)	66
Net cash inflow / (outflow) from operating activities	1,446	(1,381)	4,505

(b)                                 Analysis of net funds

	At 1			At 31			At 31			At 31
	January		Exchange	December		Exchange	December		Exchange	December
	1999	Cash flow	differences	1999	Cash flow	differences	2000	Cash flow	differences	2001
	£000	£000	£000	£000	£000	£000	£000	£000	£000	£000

Cash at bank and in hand	11,076	246	(573)	10,749	(2,988)	(573)	7,188	259	(178)	7,269
Overdraft	(690)	690	—	—	(344)	—	(344)	335	9	—
Short term deposits*	33,883	(565)	—	33,318	(4,299)	—	29,019	1,351	—	30,370
Finance leases	(578)	142	(28)	(464)	262	—	(202)	83	—	(119)
	43,691	513	(601)	43,603	(7,369)	(573)	35,661	2,028	(169)	37,520

*  Short term deposits are included within cash at bank and in hand in the balance sheet.

(c)                                  Major non-cash transactions

See note 9 for an analysis of acquisitions

(d)           Operating exceptional items

Net cash outflow from operating activities in 2001 includes cash outflows of £3,033,000 (2000: £1,193,000; 1999: £624,000) relating to the operating exceptional items detailed in Note 3.

NOTES TO THE FINANCIAL STATEMENTS

18.                               PENSION COMMITMENTS

There is a defined benefit pension scheme in Norway for the benefit of ECsoft Norge AS employees. Details are provided below in accordance with the transitional provisions of FRS 17. The scheme is funded by the payment of contributions to a separately administered trust fund.The result of the most recent valuation performed by independent qualified actuaries, based in Norway, which was conducted as at 31 December 2001, is as follows:

Main assumptions:

Rate of return on investments (% per annum) 7.0%

Rate of salary increases (% per annum) 3.3%

Rate of pension increases (% per annum) 2.0%

Inflation assumption (% per annum) 3.3%

Rate used to discount scheme liabilities (% per annum) 7.0%

Assets of the scheme and the associated expected rates of return are as follows:

	Fair value at 31 December 2001	Long-term rate of return
	£000
Equities	501	7%
Bonds	877	7%
Other	222	7%
Total market value of the scheme	1,600

The present value of the scheme liabilities at 31 December 2001 was calculated by the actuary as being £1,290,000. This gives rise to a surplus on the scheme of £310,000. The level of funding, being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases, is 124%.

Movement in the surplus during the year.

2001
£000
Surplus in the scheme at the beginning of the year	225
Current service cost	(273)
Contributions	378
Past service cost	—
Other finance income	4
Actuarial loss	(24)
Surplus in the scheme at the end of the year	310
Shareholders’ fund at 31 December 2001	54,671
Total shareholders’ funds if surplus were to be included	54,981

NOTES TO THE FINANCIAL STATEMENTS

19.                               POST BALANCE SHEET EVENT

On 16 December 2002, Ciber (UK) Limited, a wholly owned subsidiary of Ciber Inc. a US listed IT Services company, made a recommended 305p per share cash offer for the entire issued share capital of the Company.  On 23January 2003, the offer was declared unconditional in all respects.

On 19 February 2003 the shares of the Company were officially de-listed from the Official List of the UK Listing Authority.

The Company has incurred an exceptional charge of £1.3 million in the 2002 financial statements in respect of its sale to Ciber (UK) Limited. This is principally in respect of the cost of professional fees. No further costs have been incurred in respect of the transaction since 31 December 2002 which had not been accrued.

The Company changed its name to Ciber Europe Limited on 19 March 2003.

20.                               CONTROLLING AND ULTIMATE PARENT COMPANY

As at 31 December 2001, the Directors considered ECsoft Group plc (since renamed Ciber Europe Limited) a company incorporated in Great Britain and, listed on the Official List of the UK Listing Authority and traded on  the London Stock Exchange, to be the controlling and ultimate parent company within the Group.

On 23 January 2003, the Group was acquired by Ciber (UK) Limited, a subsidiary of Ciber Inc which is now considered by the directors to be the ultimate parent company. Copies of the consolidated financial statements of Ciber Inc. are available from Ciber Inc., 5251 DTC Parkway, Suite 1400, Greenwood Village, CO 80111, USA.

NOTES TO THE FINANCIAL STATEMENTS

21.                               DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of Ciber Europe Limited (formerly Ecsoft Group plc) are prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP) which differ in certain respects from those generally accepted in the United States (US GAAP). The significant differences as they apply to the Group are summarised below.

(a) Acquisition accounting and goodwill

Under UK GAAP, goodwill arising on the acquisition of subsidiaries is capitalised and amortised over its estimated useful lives. Under US GAAP certain acquisitions would have been accounted for under the pooling of interest method which results in assets acquired and liabilities assumed being accounted for at their historical costs. Under US GAAP goodwill arising on other acquisitions prior to June 30, 2001 has been capitalised and amortised to the income statement over its estimated useful lives, not exceeding 40 years.  Under US GAAP, goodwill arising on acquisitions after June 30, 2001 is not amortised but is subject to an annual impairment test. Under US GAAP, commencing January 1, 2002, goodwill is not amortised and is subject to an annual impairment review.

Under UK GAAP, where the consideration paid for an acquisition includes a contingent payment, the best estimate of the amount likely to be payable in respect of such consideration is accrued and included within goodwill from the date of acquisition.  Under US GAAP, contingent consideration is only recognised when the contingencies are resolved.

(b) Pension Schemes

Under UK GAAP, contributions in respect of defined contribution pension schemes are charged in the profit and loss account in the year in which they are payable to the scheme. This is consistent with US GAAP.

Under UK GAAP, for its defined benefit schemes, the contributions to the funds are charged to the profit and loss account so as to spread the cost of pensions over the employees’ working lives within the Group.  Under UK GAAP, the regular cost is attributed to individual years using the projected unit method and the variations in pension cost, which are identified as a result of actuarial valuations undertaken by independent qualified actuaries, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs. Under UK GAAP, the differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.

Under US GAAP, the projected benefit obligation (pension liability) in respect of the Group’s two defined benefit pension plans in Norway, is matched against the fair value of the plan’s assets and is adjusted to reflect any unrecognised obligations or assets in determining the pension cost or credit for the year.

NOTES TO THE FINANCIAL STATEMENTS

21.                               DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(c) Taxation

Under UK GAAP,  with the introduction of FRS 19 the Group provides for deferred taxation in respect of timing differences, subject to certain exceptions, between the recognition of gains and losses in the financial statements and for tax purposes. Under UK GAAP, deferred taxation assets are recognised only where their recovery by a reduction of future taxable profits is more likely than not.

Under US GAAP, deferred taxation would be computed on all differences between the tax bases and book values of assets and liabilities that will result in taxable or tax deductible amounts arising in future years. Deferred taxation assets under US GAAP are recognised only to the extent that it is more likely than not they will be realised.

NOTES TO THE FINANCIAL STATEMENTS

21.                               DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The following is a reconciliation between (loss)/profit for the financial year under UK GAAP and net income under US GAAP:

Net (loss) / income	Note	Unaudited 2002	2001	2000	1999
		£000	£000	£000	£000
(Loss) / profit for the financial year in accordance with UK GAAP		(22,488)	(19,416)	(559)	2,002

US GAAP adjustments:

Acquisition and goodwill accounting	(a)	7,676	10,135	1,076	786

Pensions	(b)	121	(19)	—	—
Taxation	(c)	—	—	(28)	(8)
Net (loss) / income in accordance with US GAAP		(14,691)	(9,300)	489	2,780
Comprising:
Net (loss) / income from continuing operations		(14,212)	(11,826)	489	2,780
Net (loss) / income from discontinued operations		(479)	2,526	—	—
Net (loss) / income in accordance with US GAAP		(14,691)	(9,300)	489	2,780

Comprehensive (loss)/income

Comprehensive income under US GAAP is as follows:

Net (loss) / income in accordance with US GAAP		(14,691)	(9,300)	489	2,780
Other comprehensive income:
Currency translation differences		47	25	(341)	(486)
Comprehensive (loss)/income in accordance with US GAAP		(14,644)	(9,275)	148	2,294

NOTES TO THE FINANCIAL STATEMENTS

21.                               DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The following is a reconciliation between shareholders’ funds under UK GAAP and shareholders’ equity under US GAAP.

Shareholders’ funds	Note	Unaudited 2002	2001	2000
		£000	£000	£000
Shareholders funds as reported in the consolidated balance sheet		32,202	54,671	77,499

US GAAP adjustments:
Intangible fixed assets:
Goodwill – Cost	(a)	(38,506)	(29,520)	(20,093)
Goodwill – Accumulated amortisation	(a)	40,193	23,531	3,449

Current assets:
Pension prepayment	(b)	102	(19)	—
Deferred tax asset	(c)	—	—	—

Provisions for liabilities and charges:
Contingent purchase consideration	(a)	—	—	520
Total movement		1,789	(6,008)	(16,124)

Shareholders’ funds in accordance with US GAAP		33,991	48,663	61,375

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP, but may differ with regard to the classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under US GAAP, cash and cash equivalents include short term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, dividends received from associates, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposal, equity dividends and management of liquid resources and financing. US GAAP however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investment and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. Under US GAAP, capital expenditure and financial investment are reported within investing activities.

The categories of cash flow activity under US GAAP can be summarised as follows:

	Unaudited 2002	2001	2000	1999
	£000	£000	£000	£000

Cash (outflow)/inflow from operating activities	(6,283)	1,212	(1,271)	3,205
Cash (outflow)/inflow on investing activities	(2,761)	4,464	(4,800)	(3,279)
Cash (outflow)/inflow from financing activities	(268)	(3,648)	(1,298)	503

(Decrease)/Increase in cash and cash equivalents	(9,312)	2,028	(7,369)	429
Effect of foreign exchange rate changes	577	(169)	(573)	(517)

Movement in cash and cash equivalents	(8,735)	1,859	(7,942)	(88)
At 1 January	37,520	35,661	43,603	43,691
At 31 December	28,785	37,520	35, 661	43,603